UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       March 8, 2017

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code:                                                                                   (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed on February 27, 2017, Alan Schwartz, President and a member of the Board of Directors of Superior Uniform Group, Inc. (the “Company”), intends to retire from his position as President of the Company, effective as of the close of business on March 31, 2017. Mr. Schwartz will remain a director through and after such date.

In connection with Mr. Schwartz’s retirement, the Company entered into a Retirement and Consulting Agreement with Mr. Schwartz, effective as of March, 8, 2017 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Schwartz will dedicate specified amounts of time to providing the Company with consulting services after he retires from his position as President of the Company including, but not limited to: (1) advising on business strategy; (2) mentoring Company executives; and (3) assisting with the transition of customer accounts to others within the Company.

Mr. Schwartz will provide these services to the Company for a period of three (3) years from his retirement date, unless the Consulting Agreement is earlier terminated in accordance with its terms. Mr. Schwartz may terminate the Consulting Agreement upon thirty (30) days’ prior written notice to the Company, and the Company may terminate the Consulting Agreement upon five (5) days’ prior written notice to Mr. Schwartz. In addition the Consulting Agreement automatically terminates if Mr. Schwartz dies or becomes disabled, and the Company may terminate the Consulting Agreement upon two (2) business days’ notice to Mr. Schwartz if: (1) Mr. Schwartz is convicted of or pleads nolo contendere to, a crime constituting a felony; (2) Mr. Schwartz failed substantially to perform his duties under the Consulting Agreement; or (3) Mr. Schwartz engages in illegal conduct or gross misconduct which causes economic harm to the Company.

The Company will pay Mr. Schwartz a monthly fee in arrears for his services pursuant to the terms of the Consulting Agreement. The fee schedule is as follows:

Year	Fee ($/month)
1	$43,027.63
2	$30,983.47
3	$20,745.94

Pursuant to the terms of the Consulting Agreement, Mr. Schwartz is subject to certain covenants, including, but not limited to, covenants regarding noncompetition, nonsolicitation, insider trading, and confidential information.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Retirement and Consulting Agreement, dated March 8, 2017, between Superior Uniform Group, Inc. and Alan D. Schwartz.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: March 13, 2017	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Chief Operating Officer, Chief Financial Officer and Treasurer

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